NICE LTD. POLICY STATEMENT ON INSIDER TRADING INTRODUCTION This Policy Statement on Insider Trading (the "Policy") explains the requirements and procedures that apply to all directors, officers, employees, consultants, contractors and temporary personnel of NICE Ltd., its subsidiaries and all entities directly or indirectly under its control (respectively, the "Company" or "NICE" and “Covered Persons”), under United States and Israeli securities laws regarding trading in securities of the Company (and in some cases in the securities of other companies as described herein). This Policy also addresses issues regarding the disclosure of confidential information about the Company's business and affairs to outsiders. Please read this Policy carefully and contact the General Counsel of the Company if at any time you have questions about this Policy or its application to a particular situation or you plan to trade in the Company's securities but are unsure about whether you are able to do so at the time. Exhibit 11.1

1. GENERAL RULES In general, United States and Israeli securities laws and/or our Company Policy: • Prohibit buying or selling Company securities (or in some cases the securities of other companies) while in possession of material non- public information ("Inside Information"). • Prohibit buying or selling Company securities during certain prescribed periods of time before and after earnings releases. • Prohibit disclosing Inside Information to outsiders, including family members and others (tipping), who then trade in the Company's securities on the basis of that Inside Information or trade in the securities of another company, about which they have acquired Inside Information through their position in the Company. • Prohibit the sale of any unregistered Company securities without complying with all the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). This Rule, also described in more detail later in this Policy, has detailed reporting requirements, and strict limitations and/or requirements that: • May limit the number of shares that may be sold during an established period of time; • For certain securities, establish the length of time for which they must be held before they are sold; • May mandate the availability of publicly available information about the Company; and • May govern the manner of sale. • For directors and certain officers of the Company, may impose reporting requirements with respect to the covered person’s ownership of and transactions in Company securities. • Prohibit answering questions or providing information about the Company and its affairs to Company outsiders unless you are specifically authorized to do so, or it is a regular part of your position, and only in accordance with the Company’s Disclosure Policy.

3 2. INSIDER TRADING The United States federal securities laws and Israeli securities laws prohibit corporate insiders in possession of Inside Information with respect to their company from engaging in transactions in its securities. If the Inside Information concerns another company, an insider may not trade in that other company's securities as well. (i) Policy on Insider Trading All Covered Persons are strictly prohibited from, directly or indirectly, (i) purchasing or selling the Company's securities (for their own or “Related Accounts” as defined below) while in possession of Inside Information, regardless of how obtained, and/or (ii) "tipping" others as to such Inside Information. This prohibition applies to anyone in the Company who has access by any means (including, without limitation, tips from other employees) to Inside Information about the Company or its business. The term “Related Account” means (i) any account maintained by family members of Covered Persons and others living in the same household and (ii) accounts that are controlled or subject to the influence of the director, officer or employee, his or her family members, or others in his or her household, or accounts for which such persons act as a fiduciary, such as a trustee. Please note that “purchase” and “sale” include a broad range of transaction types, including a purchase of derivative securities, gifts, and other types of transfers. The Covered Persons are also prohibited (for their own or Related Accounts) from trading in the securities of any other company about which they have acquired Inside Information through their position in the Company, including, without limitation, the Company’s competitors, suppliers, customers or any other person or company with whom the Company does business. (ii) "Materiality" and "Inside Information" Information is "material" for the purposes of the United States federal securities laws, Israeli securities laws and this Policy if a reasonable investor would consider it important in arriving at a decision to buy, sell or hold securities, or if the information is reasonably certain to have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Company’s General Counsel. In addition to the following, other types of information may also be "material" and considered as Inside Information at any particular time, depending upon the circumstances.

4 (iii) Examples of material Inside Information include the following: 1. Company financial results, earnings, possible dividend increases or decreases, stock splits or stock dividends and other financial information. 2. Anticipated public or private offerings of Company securities. 3. The fact that an acquisition candidate, business unit divestiture, joint venture, tender offer or other restructuring activity is being evaluated or considered, that discussions or negotiations are in progress, or that such a transaction is being undertaken. 4. Any significant litigation, actual or threatened disputes or governmental investigations and any significant developments in any significant litigation, dispute or governmental investigation. 5. Any changes in management or control of the Company. 6. Gain or loss of a significant customer; progress or lack of progress on product development, intent or failure to launch a new release or product. 7. Significant cybersecurity risks and incidents, including vulnerabilities and breaches, and incidents and breaches relating to Company customers, suppliers, partners or other third parties. 8. Significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, including its facilities and information technology infrastructure. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. Even after public disclosure of information about the Company is made public, you must wait 24 hours after the information was publicly disclosed before you can treat the information as public. In addition, to the extent that a director, officer or other employee, through their position in the Company, obtains Inside Information concerning another company, such individual may not use that information and trade in that other company's securities.

5 (iv) Situations in Which Certain Parties may come into Insider Information Certain Covered Persons, by virtue of their positions with the Company, may from time to time be likely to possess Inside Information about limited specified events. For example, if the Company believes a cybersecurity breach may have occurred, the chief information officer and the employees involved in investigating and assessing the incident could be considered to have Inside Information for purposes of this event even though these personnel are not likely to have Inside Information in relation to the release of the Company's financial results. (v) "Tipper" and "Tippee" Liability The Covered Persons also are prohibited from recommending or suggesting to anyone else (including family or household members or friends) to buy, sell or hold the securities of any company, including those of the Company, while they are in the possession of Inside Information. Disclosure of Inside Information to a third party (“tipping”) may result in criminal or civil liability for both the "tipper" and "tippee" if such third party ("tippee") trades on the basis of such information or uses that information to tip another person who trades on the basis of such information. It is the Company’s policy to prohibit the disclosure of Inside Information to any person, whether inside or outside the Company, unless the person receiving such information has a reason to know such information. Without limitation to the foregoing, remote work (including by working from home) poses unique challenges. In the era of working outside the traditional office and remote work, Covered Persons who may have access to Inside Information have a responsibility to take steps to ensure that Inside Information remains confidential and to prevent access to Insider Information by other unauthorized individuals, such as, partners or spouses, while working remotely. 3.Blackout Periods for Trading in the Company’s Securities In order to reduce the Company's exposure to potential liability, the Company has adopted the following rules and policies to address certain particular common or recurring circumstances. These are by no means the only circumstances in which the foregoing principles are applicable. Quarterly Blackout Period. All members of the Board of Directors of the Company, senior management (down to vice-president level) as well as additional employees having access to Inside Information by virtue of their position as aforementioned and the Related Accounts of such persons, are prohibited from trading in the Company’s securities for four periods (each, a “Quarterly Blackout Period”) during the year. Each Quarterly Blackout Period begins two weeks prior to the end of a fiscal quarter (March 31, June 30, September

6 30 and December 31) and ends 24 hours after the Company publicly announces its quarterly results of operations (or year end results). Other Blackout Periods. From time to time, other types of Inside Information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and not be publicly disclosed. While such Inside Information is pending, the Company may impose special blackout periods during which certain members of the Board of Directors of the Company, officers, as well as additional employees are prohibited from trading in the Company’s securities (each a “Special Blackout Period”). If the Company imposes a Special Blackout Period, it will notify the persons affected. Specific exceptions to a Quarterly Blackout Periods and Special Blackout Periods (jointly “Blackout Periods”) may be made, with approval, in limited circumstances when the applicant does not possess Inside Information and the exception would not otherwise contravene the law or the purposes of this Policy. Any request for an exception shall be directed to the Company’s General Counsel in writing and shall be approved by the Chief Executive Officer. Notwithstanding the Blackout Periods described, no Covered Person with Inside Information concerning the Company may purchase or sell the Company's securities while the information remains non-public. If you are unsure whether the information in your possession is material or non-public, you should inquire of the Company’s General Counsel. 4.Trading Pre-Approval for Restricted Persons Except as permitted in connection with a Qualified Selling Plan approved in the manner described below and without derogating from the restrictions under the Quarterly Blackout Period or Other Blackout Periods, no Restricted Person may trade in Company securities, or make a gift of Company securities unless the following terms are fulfilled: 1. the Restricted Person proposing to trade has notified the General Counsel and the Chief Financial Officer in writing no later than two business days prior to the proposed trade date, by submission of the form attached as Attachment A (the “Stock Trade Request”): (i) of the amount and nature of the proposed trade and (ii) that he or she is not in possession of inside information concerning the Company; 2. the Restricted Person proposing to trade, if a director or executive officer, will conduct the trade in accordance with Rule 144 under the Securities Act; 3. the Restricted Person proposing to trade, if a director or officer subject to the

7 reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will comply with the Company’s Section 16 Compliance Policy; and 4. the General Counsel or the Chief Financial Officer has approved the trade by countersigning the Stock Trade Request and returned it to the Restricted Person. Proposed transactions by the General Counsel shall be subject to the approval of the Company’s Chief Financial Officer. Proposed transactions by the Chief Financial Officer shall be subject to the approval of the Company’s General Counsel. Each of the Chief Financial Officer and the General Counsel may designate one or more individuals who may perform their duties in the event that either of them is unable or unavailable to perform such duties. “Restricted Person” includes directors, executive officers and others included on a restricted person list maintained by the Company’s General Counsel. 5. Trading Plans Subject to United States and Israeli securities laws, the restrictions set forth above shall not apply to purchases or sales made pursuant to a Qualified Selling Plan that was executed by a Covered Person (including an attached issuer certification letter, signed by the General Counsel on behalf of the Company). For purposes of this exception, a “Qualified Selling Plan” is a written plan, contract or instruction for purchasing or selling the Company's securities which meets each of the following requirements: (1) the plan is adopted by the director, officer or employee during a period when transactions in the Company’s securities are permitted pursuant to this Policy; (2) the plan is adopted during a period when the director, officer or employee is not in possession of Inside Information; (3) the plan is adhered to strictly by the director, officer or employee, provided, however, that a Qualified Selling Plan may be terminated or altered only during a period that complies with the description in both subsections (1) and (2) above; (4) the plan either (a) specifies the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, (b) includes a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold or (c) does not permit the director or employee to exercise any subsequent influence over how, when, or whether to effect purchases or sales, provided, in addition, that any other person who, pursuant to the plan, does exercise such influence must not have been aware of the Inside Information when doing so; (5) at the time a plan is adopted the plan conforms to all other requirements of Rule 10b5- 1(c) under the Exchange Act as then in effect; (6) the plan provides that the sales be effected on the NASDAQ Stock Market or any other stock market located outside Israel; and (7) the plan provides that the sales be effected via a non-Israeli broker (although coordination with an Israeli affiliate, branch, agent of such broker shall be permitted).

8 6. Trading After Public Announcements In addition to fully comply with all other provisions of this Policy, all Covered Persons who have access to or who have prior knowledge of any Inside Information concerning the Company which is the subject of a public announcement shall refrain from trading (for their own or related accounts) in the Company’s securities for a 24 hour period after the information is made public by the Company so as to allow time for the investing public to receive and absorb such information. 7. Special Prohibitions on members of the Board of Directors and Senior Management of the Company Other than upon exercise or vesting of equity based awards pursuant to the Company’s share incentive plans, and selling Company securities in anticipation of receipt of the same from the exercise or vesting of the equity based award, members of the Board of Directors and senior management of the Company are prohibited from engaging in “short selling” of the Company’s securities. “Short Sales” are sales of a security by an investor who has borrowed the security for this purpose. The short seller borrows the security with the intention of later “covering” the short sale – that is, the investor will return to the lender (brokerage house), at a later date, an identical security that the investor will purchase in the market. The purpose of a short sale is to take advantage of the anticipation of the stock price going down. Members of the Board of Directors and senior management should also be reminded that pursuant to the Israeli securities laws, the buying and selling of Company securities within three months from the date of a sale or purchase of Company securities, as applicable, may be viewed as a trade while in possession of Inside Information. 8. Post-Termination Transactions This Policy shall continue to apply to transactions in Company securities even after termination of service to the Company. If an individual is in possession of Inside Information when his or her service terminates, that individual may not engage in transactions in Company securities until that information has become public or is no longer material. 9. NICE Ltd. Employee Share Purchase Plan (“ESPP”) The trading restrictions set forth herein do not apply to the purchase of Company securities through the NICE Ltd. Employee Share Purchase Plan resulting from periodic payroll contributions to the plan under an election made at the time of enrollment in the plan. However, no Covered Person may take action to enroll in the plan or to increase or decrease their contribution levels under the plan while in possession of Inside Information. Additionally, any subsequent sales of Company securities purchased under the plan are subject

9 to all of the trading restrictions contained herein. 10.Responsibility All Covered Persons must strictly observe the provisions of this Policy. Any questions or concerns regarding this Policy should be referred promptly to the General Counsel of the Company. This Policy does not address all the requirements and prohibitions pursuant to US and Israeli securities laws regarding trading or communication of Inside Information. It is the personal responsibility of each and every Covered Person to fully comply with the requirements under applicable insider trading laws, including, without limitation, in connection with satisfying the requirements for entry into a Qualified Selling Plan. In all cases, the responsibility for determining whether a Covered Person is in possession of Inside Information rests with such party, and any action on the part of the Company, the General Counsel or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate such person from liability under applicable securities laws. 11.Violations of Insider Trading Laws Penalties for trading on or communicating Inside Information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory. 1. Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company's securities when he or she has Inside Information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed Inside Information. Tippers can be subject to the same penalties and sanctions as the tippees and the Securities Exchange Commission (“SEC”) has imposed large penalties even when the tipper did not profit from the transaction. The SEC and the Israeli Securities Authority (“ISA”) can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. Even for violations that result in a small or no profit, the SEC and ISA can seek penalties from a company and/or its management and supervisory personnel as control persons.

10 2. Company-imposed Penalties. Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Except in relation to Quarterly Blackout Periods, as aforementioned, any exceptions to this Policy, if permitted, may only be granted by the Company’s General Counsel and Chief Executive Officer in writing, and must be provided before any activity contrary to the above requirements takes place. In the event that the exception relates to either the Company’s General Counsel or Chief Executive Officer, such exception may only be granted by the Company’s Internal Audit Committee in writing and must be provided before any activity contrary to the above requirements takes place.

Attachment A NICE LTD. TRADE REQUEST Instructions: The Company requires mandatory pre-clearance for all directors and executive officers and others deemed “Restricted Persons” by the General Counsel who desire to trade in the ordinary shares or American depositary shares of NICE Ltd. (the “Company”). If you have questions in advance of a trade, including whether you are a Restricted Person, please contact the Company’s General Counsel. Complete this stock trade request form and email it to the Company’s General Counsel and the Company’s Chief Financial Officer at least two business day prior to your intended trade date. Please note that we will act upon your request as promptly as possible, but cannot guarantee same day turnaround. Trade Request I would like to request the following open market transaction (select one): Select One Transaction Type Quantity Price* RSU/ Options Exercise Sale Purchase Transfer Gift * Trading price or price range in dollars and cents (e.g. specific price or “at market”) Required Certifying Statement: By submitting the request to pre-clear a transaction in the Company’s securities described in this form, I hereby represent and warrant that I am not aware of any material non-public information relating to the Company and/or any of its subsidiaries and that this proposed transaction will be affected in full compliance with the Company’s insider trading policy and applicable securities laws. I understand and acknowledge that information is “material,” if it is a fact that the reasonable investor would consider important in arriving in a decision to buy, sell or hold securities, or if the information is reasonably certain to have a substantial effect on the price of a company’s securities, prior to its dissemination in a manner designed to reach investors generally. I acknowledge and agree that the Company will rely on my representations set forth above in pre-clearing the transactions described in this form. I agree that I will inform the Company immediately by e-mail directed to the General Counsel and the Chief Financial Officer in the event I become aware of any material non-public information before the transaction referred to in this form is effected, and I understand that in such event it will be my obligation to inform the brokerage used by me in executing this transaction to discontinue any further trading activities on my behalf. I understand and acknowledge that any violation of the insider trading laws is a serious offense that may subject me to criminal and civil liability and penalties.

Attachment A I understand that any approval granted for a trade request shall only remain valid for the two trading days following the date of receipt of approval (unless earlier terminated due to (a) a Quarterly Blackout Period or Other Blackout Period or; (b) due to me becoming aware of material non-public information (c) the General Counsel or the Chief Financial Officer advise that the approval granted is withdrawn, at their sole discretion. If the approved trade is not executed within such timeframe, I am required to seek new approval from the General Counsel or the Chief Financial Officer prior to engaging in any trade. Additionally, if I am a director or officer subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, I will comply with the Company’s Section 16 Compliance Policy. If I am an executive officer or director of the Company, a sale of ordinary shares/ADSs will be conducted in accordance with Rule 144 under the Securities Act of 1933, as amended. _____________________ Approval: Signature _____________________ Printed Name _____________________ Date Trade approved through: _____________________ Request denied _____________________ Signature _____________________